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                                                                    Exhibit 23.3



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated March 30, 1998 appearing on page 5 of Main Place Real Estate Investment Trust's Annual Report on Form 10-K for the year ended December 31, 1997 and our report dated March 30, 1998 appearing on page 2 of Main Place Real Estate Investment Trust's Annual Report on Form 10-K/A for the year ended December 31, 1997. We also consent to the reference to us under the heading "Experts" in such Prospectus.



/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Charlotte, North Carolina
March 17, 1999